                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          COLLATERAL THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [LETTERHEAD]

                                                                  APRIL 22, 1999

     TO FELLOW STOCKHOLDERS OF
     COLLATERAL THERAPEUTICS, INC.:

           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF OUR STOCKHOLDERS, TO BE HELD ON THURSDAY, MAY 27, 1999, AT 9:00 A.M. AT THE DOUBLETREE HOTEL LOCATED AT 11915 EL CAMINO REAL, SAN DIEGO, CALIFORNIA. DETAILS OF THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING ARE GIVEN IN THE ATTACHED NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

           IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

           WE LOOK FORWARD TO SEEING YOU AT THE ANNUAL MEETING.

                                          SINCERELY,

                                          JACK W. REICH, PH.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

     SAN DIEGO, CALIFORNIA

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                          COLLATERAL THERAPEUTICS, INC.
                              11622 EL CAMINO REAL
                               SAN DIEGO, CA 92130

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999

                          ----------------------------

TO THE STOCKHOLDERS OF COLLATERAL THERAPEUTICS, INC.:

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF COLLATERAL THERAPEUTICS, INC., A DELAWARE CORPORATION, WILL BE HELD ON THURSDAY, MAY 27, 1999, AT 9:00 A.M. PACIFIC DAYLIGHT SAVING TIME AT THE DOUBLETREE HOTEL, 11915 EL CAMINO REAL, SAN DIEGO, CALIFORNIA, FOR THE FOLLOWING PURPOSES, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE:

     1. TO ELECT A BOARD OF DIRECTORS, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT, TO SERVE UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

     2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

     3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS OF THE ANNUAL MEETING.

     ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 31, 1999 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. OUR STOCK TRANSFER BOOKS WILL REMAIN OPEN BETWEEN THE RECORD DATE AND THE DATE OF THE MEETING. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION AT OUR EXECUTIVE OFFICES AND AT THE ANNUAL MEETING.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY FILING A NOTICE OF REVOCATION OR ANOTHER SIGNED PROXY WITH A LATER DATE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               TYLER M. DYLAN, PH.D.
                               GENERAL COUNSEL AND SECRETARY

APRIL 22, 1999                                             SAN DIEGO, CALIFORNIA

--------------------------------------------------------------------------------
PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                                  [LETTERHEAD]

                          COLLATERAL THERAPEUTICS, INC.
                              11622 EL CAMINO REAL
                               SAN DIEGO, CA 92130

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999

     The enclosed proxy is solicited on behalf of the Board of Directors of Collateral Therapeutics, Inc., a Delaware corporation for use at the annual meeting of stockholders to be held on May 27, 1999. The annual meeting will be held at 9:00 a.m. Pacific Daylight Saving Time at the DoubleTree Hotel, 11915 El Camino Real, San Diego, California. These proxy solicitation materials were mailed on or about April 22, 1999, to all stockholders entitled to vote at the annual meeting.

                       ACTION TO BE TAKEN UNDER THE PROXY

     The specific proposals to be considered and acted on at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 31, 1999, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, 10,584,189 shares of our common stock, par value $0.001 were issued and outstanding. No shares of our preferred stock, par value $0.001, were outstanding. Each stockholder is entitled to one vote for each share of common stock on March 31, 1999. Stockholders may not cumulate votes in the election of directors.

     All votes will be counted by the inspector of election appointed for the meeting, who will separately count affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     If the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted at the annual meeting in accordance with the instructions specified on the proxy.

     If the proxy does not specify how the shares are to be voted:

     - the proxy will be voted FOR the election of the directors nominated by the Board (unless the authority to vote for the election of eight nominee directors is withheld) and,

     - the proxy will be voted FOR the approval of Proposal 2 described in the notice and proxy statement (unless contrary instructions are given).

     You may revoke or change your proxy at any time before the annual meeting by filing a notice of revocation or another signed proxy with a later date. These should be filed with our General Counsel & Secretary at our principal executive offices at 11622 El Camino Real, San Diego, California 92130. You may also revoke your proxy by attending the annual meeting and voting in person.

     We do not know of other matters to be presented for consideration at the annual meeting. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                               PROXY SOLICITATION

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have retained Georgeson & Co. to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees of such firm will total approximately $6,500, plus out-of-pocket costs and expenses.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

GENERAL

     The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Our bylaws provide that the authorized number of directors is determined by resolution of the Board of Directors or by the stockholders at an annual meeting, within the range of five to nine individuals. The authorized number of directors is currently eight. The Board of Directors has selected eight nominees, five of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them FOR the nominees named below. The proxies received by the proxyholders cannot be voted for more than eight directors. The eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. Set forth below is information regarding the director nominees.

BUSINESS EXPERIENCE OF DIRECTOR NOMINEES

JACK W. REICH, PH.D., age 50, is one of our co-founders and has served as a director since 1995. He has also served as our President and Chief Executive Officer since April 1995. In May 1995, Dr. Reich co-founded MyoTech, Inc., a newly established venture based upon a novel clinical service model and drug therapy to treat chronic muscle injury, which was sold in November 1996. From October 1994 to January 1995, Dr. Reich was Senior Vice President of Enterprise Partners, a Southern California-based venture capital firm that has played a key role in developing biotechnology and medical technology companies. From September 1987 to October 1994, Dr. Reich was Vice President, Regulatory Affairs and Quality Operations of Gensia, Inc., now Gensia Sicor, Inc., a biopharmaceutical company formed to discover, develop, manufacture and market novel pharmaceutical products for the diagnosis and treatment of human disease. Dr. Reich received a B.A. in Biology from Washington and Jefferson College, a B.S. in Pharmacy from Creighton University, a M.S. in Hospital Pharmacy Administration from Temple University and a Ph.D. in Pharmaceuticals - International Pharmaceutical Administration from Temple University.

CHRISTOPHER J. REINHARD, age 45, is one of our co-founders and has served as a director since 1995. He has also served as our Chief Financial Officer since April 1995 and as Chief Operating Officer since July 1997. Mr. Reinhard is a member of the audit committee. From 1990 to 1995, Mr. Reinhard was President of the Colony Group Inc., a business and corporate development company, and Reinhard Associates, an investor relations consulting company. From 1986 to 1990, Mr. Reinhard served as Vice President and Managing Director of the Henley Group, a diversified industrial and manufacturing group, and as Vice President of various public and private companies created by the Henley Group, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory, IMED Corporation, Wheelabrator Technologies Inc., and Henley Properties Inc. (now California Coastal Communities, Inc.). Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

CRAIG S. ANDREWS, age 46, is one of our co-founders and has served as a director since April 1995. Mr. Andrews also served as Secretary from July 1997 to December 1998. Mr. Andrews is a member of the compensation committee. Since March 1987, Mr. Andrews has been a partner in the law firm of Brobeck, Phleger & Harrison LLP and has specialized in representing emerging growth companies. Mr. Andrews has broad experience in founding companies and in financing transactions as well as general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous start-up biotechnology companies. Mr. Andrews is a director of Encad, Inc., which designs and manufactures wide-format color inkjet printers. Mr. Andrews received a B.A. from the University of California at Los Angeles and a J.D. from the University of Michigan.

CHARLES J. ASCHAUER, age 70, has been nominated to serve on our Board of Directors. He currently acts as a business consultant. After an 18 year career at Abbott Laboratories, an international healthcare company, he retired as Executive Vice President and a member of the Board of Directors. Mr. Aschauer has been a director of Boston Scientific Corporation, a medical device company, and Linc Capital Inc., a financial services company, for more than five years. Mr. Aschauer has been a director of Trustmark Insurance Company, for more than fifteen years. Mr. Aschauer previously served as a director of QLT Therapeutics and of Rustoleum Corporation. Mr. Aschauer received a B.A. degree in Business Administration from Northwestern University.

ROBERT L. ENGLER, M.D., age 54, is one of our co-founders and has served as a director since 1995. He also served as our Vice President, Medical Director from April 1995 to December 1998. Dr. Engler has been Professor of Medicine at the University of California at San Diego (UCSD) since 1988, Associate Chief of Staff for Research and Development at the Veterans' Affairs Medical Center since 1989, and a faculty member of the Institute for Biomedical Engineering UCSD since 1991. Dr. Engler is a clinical cardiologist practicing at the San Diego Veterans' Affairs Healthcare System. From its founding in 1985 to 1997, Dr. Engler was a Scientific Advisor to Gensia, Inc., now Gensia Sicor, Inc.. Dr. Engler received a B.A. in Physics from the University of North Carolina and a M.D. from Georgetown University.

H. KIRK HAMMOND, M.D., age 49, our chief scientist, is one of our co-founders and has served as a director of the Company since 1995. He has also served as our Vice President, Research since April 1995. Since July 1994, Dr. Hammond has been Associate Professor of Medicine at UCSD. From 1987 to June 1994, Dr. Hammond was Clinical Assistant Professor of Medicine at UCSD. Since 1983, Dr. Hammond has been an active basic research scientist and cardiologist at the San Diego Veterans' Affairs Healthcare System. Dr. Hammond's laboratory at UCSD has focused on the development of gene therapy to treat cardiovascular disease. Dr. Hammond was the primary co-inventor of the technology that served as the basis for the formation of Collateral. Dr. Hammond received his M.D. from Indiana University in 1980 and is board certified in internal medicine and cardiovascular diseases.

RONALD I. SIMON, PH.D., age 60, has been nominated to serve on our Board of Directors. Dr. Simon has served as a Vice President and Chief Financial Officer of Western Water Company, a developer and marketer of water rights, since May 1997. Since 1995, Dr. Simon has been a Director of Citadel Holdings Corporation, a real estate development company, and of Softnet Systems Inc., a cable-based internet services provider. Since 1996, Dr. Simon has been a director of WestCorp Investments, a wholly-owned subsidiary of WestCorp, Inc. From 1993 to 1997, Dr. Simon was Chairman and Chief Financial Officer of Sonant Corporation. From 1986 to 1990, he was Managing Director and Chief Financial Officer of the Henley Group Inc. From 1976 to 1997, Dr. Simon was a financial consultant and President of Ronald Simon Inc., a financial consulting company. Dr. Simon received a B.A. in Economics from Harvard University, an M.A. in History from Columbia University, and a Ph.D. in Business from the Columbia University Graduate School of Business.

DALE A. STRINGFELLOW, PH.D., age 54, has been nominated to serve on our Board of Directors. Since June 1995, Dr. Stringfellow has been President of Berlex Biosciences, a wholly-owned subsidiary of Schering AG. Dr. Stringfellow has been a Director of Myriad Genetics Inc. since December 1991. From July 1990 until April 1995, he was President, Chief Executive Officer and a Director of Celtrix Pharmaceuticals. Dr. Stringfellow has also held other positions including: Vice President and Senior Director of Preclinical Cancer Research at Bristol-Myers Company; Research Head, Cancer Virology and Cellular Biology Research at Upjohn Company; and Vice President, Research and Development at Collagen Corporation. Dr. Stringfellow received a B.S. and Ph.D. in Microbiology from the University of Utah.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held five meetings and acted by unanimous written consent nine times during 1998. The Board of Directors has an audit committee, a compensation committee, and a stock plan administration committee. Except for Mr. Hale, each director attended or participated in 75% or more of the aggregate of: the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served during 1998.

     The audit committee currently consists of three directors, Mr. Reinhard, Mr. Hale and Ms. Klein. Of these, Mr. Hale and Ms. Klein will not be standing for re-election. The audit committee is primarily responsible for approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. During the 1998 fiscal year, the audit committee did not meet independently of meetings of the Board of Directors.

     The compensation committee consists of two directors, Mr. Andrews and Mr. Robinson. Of these, Mr. Robinson will not be standing for re-election. The compensation committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The compensation committee also has the exclusive authority to administer our employee stock purchase plan. The compensation committee held three meetings during the 1998 fiscal year.

     The stock plan administrative committee currently consists of two directors, Mr. Robinson and Ms. Klein, neither of whom will be standing for re-election. The stock plan administration committee has the exclusive authority to administer our 1998 stock incentive plan and to make option grants under that plan. The stock plan administrative committee had one meeting and acted by unanimous written consent one time during 1998.

DIRECTOR COMPENSATION

     We reimburse directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Directors are not currently compensated for serving on the Board. Under our stock incentive plan, directors who are not officers or employees will receive periodic option grants under the automatic option grant program. Under the automatic option grant program, each individual who first becomes a non-employee director at any time after the July 2, 1998 effective date of the program will automatically receive an option grant for 15,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in our employ. In addition, on the date of each annual meeting, each non-employee director who is to continue to serve as a non-employee director will automatically be granted an option to purchase 5,000 shares of common stock, provided such individual has served on the Board for at least six months.

     Each automatic grant for non-employee directors will have an exercise price equal to 100% of the fair market value per share of common stock on the option grant date, and will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by us, at the exercise price paid per share, should the optionee cease Board services prior to vesting in those shares. The shares subject to each initial 15,000-share automatic option grant will vest in successive equal annual installments upon the individual's completion of each year of Board service over the three-year period measured from the option grant date. Each 5,000-share automatic option grant will vest on the one-year anniversary of the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

                                 PROPOSAL NO. 2
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, our independent public auditors during 1998, to serve in the same capacity for the year ending December 31, 1999, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the appointment of Ernst & Young LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 1999.

                                  OTHER MATTERS

     We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                             OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us with respect to the beneficial ownership of the common stock as of March 31, 1999, by:

     -  all persons who are beneficial owners of 5% or more of common stock,

     -  each director and nominee for director,

     - the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this proxy statement, and

     -  all current directors and executive officers as a group.

     Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Except as otherwise indicated, the address of all stockholders listed in the table is 11622 El Camino Real, San Diego, California 92130. Percentage of ownership is based on 10,584,189 shares of common stock outstanding on March 31, 1999, and is calculated as required under SEC Rule 13d-3(d)(1).

                                                                                        SHARES            PERCENTAGE OF
                              NAME AND ADDRESS OF                                   BENEFICIALLY      SHARES BENEFICIALLY
                                BENEFICIAL OWNER                                        OWNED                OWNED
----------------------------------------------------------------------------       --------------    ---------------------
Schering Berlin Venture Corp. ..........................................              1,584,676              15.0%
      110 East Hanover Avenue
      Cedar Knolls, New Jersey 07929

The Wellcome Trust......................................................                987,500               9.3%
      183 Euston Road
      London, England NW1 2BE

State of Wisconsin Investment Board ....................................                833,000               7.9%
      P.O. Box 7842
      Madison, WI 53707

Jack W. Reich (1).......................................................              1,564,857              14.5%

Christopher J. Reinhard (2).............................................                759,357               7.0%

Craig S. Andrews (3)....................................................                259,705               2.5%

Robert L. Engler (4)....................................................                989,557               9.3%

H. Kirk Hammond (5).....................................................              1,947,807              18.1%

Ruth Wikberg-Leonardi (6)...............................................                187,436               1.8%

Kathleen E. Rooney (6) .................................................                187,224               1.8%

David F. Hale...........................................................                265,785               2.5%

David E. Robinson.......................................................                210,685               2.0%

Elise G. Klein (7)......................................................                 19,000               0.2%

All directors, director nominees and executive officers as a group
       (10 persons) (1)--(7)............................................              6,391,413              56.1%

------------------------

(1) Includes 76,000 shares beneficially owned by the Jordon A. Reich Trust dated January 31, 1992, Mary P. Reich, Trustee and 76,000 shares beneficially owned by the Jason D. Reich Trust dated January 31, 1992, Mary P. Reich, Trustee. Dr. Reich disclaims beneficial ownership of these shares. Also includes 227,850 option shares of which 61,183 options are exercisable within 60 days of March 31, 1999.

(2) Includes 38,000 shares beneficially owned by Griffin J. Reinhard, a minor son of Mr. Reinhard. Also includes 240,150 option shares of which 123,483 options are exercisable within 60 days of March 31, 1999.

(3) Includes 28,500 shares and 28,500 shares of common stock beneficially owned by two family trusts for the benefit of Lisa C. Andrews and Daniel
      C. Andrews, respectively. Also includes 21,660 shares of common stock beneficially owned by Brobeck, Phleger & Harrison LLP, of which Mr. Andrews is a partner. Mr. Andrews exercises shared voting and investment power with respect to all such shares. Mr. Andrews disclaims beneficial ownership of these shares.

(4) Includes 867,707 shares beneficially owned by the Robert L. Engler Separate Property Trust. Also includes 47,500 shares beneficially owned by Mathew Lawrence Engler and 47,500 shares beneficially owned by Eric Herschel Engler. Dr. Engler disclaims beneficial ownership of these shares. Also includes 26,850 option shares of which 6,850 options are exercisable within 60 days of March 31, 1999.

(5) Includes 72,200 shares of common stock held in a family trust for the benefit of Dr. Hammond's children, 142,500 shares of common stock held in a trust for the benefit of Talisin T. Hammond and 142,500 shares of common stock held in a trust for the benefit of Shura X. Hammond. Dr. Hammond exercises shared voting and investment power with respect to all such shares. Dr. Hammond disclaims beneficial ownership of these shares. Also includes 149,100 option shares held by H. Kirk Hammond, and 9,500 option shares held by Tamsin L. Kelly. Of these 158,600 total option shares, 50,266 are exercisable within 60 days of March 31, 1999.

(6) Includes 73,100 option shares of which 26,433 options are exercisable within 60 days of March 31, 1999.

(7) Includes 19,000 option shares of which 19,000 options are exercisable within 60 days of March 31, 1999. Ms. Klein is Vice President of Sales and Corporate Development of Berlex Laboratories Inc., a subsidiary of Schering AG, Germany ("Schering AG"). Does not include 1,584,676 shares beneficially owned by Schering Berlin Venture Corporation, a subsidiary of Schering AG.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers whose salary and bonus for the 1998 fiscal year was in excess of $100,000, for services rendered in all capacities. Information for fiscal years prior to 1997 have not been included as Collateral was not a reporting company under the Exchange Act, and the information has not been previously reported to the SEC.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                    ANNUAL COMPENSATION                               AWARDS
                                     ---------------------------------------------------------   ----------------
                                                                                                    SECURITIES
              NAME AND                                                         OTHER ANNUAL         UNDERLYING        ALL OTHER
         PRINCIPAL POSITION            YEAR     SALARY(1)      BONUS(2)      COMPENSATION(3)       OPTIONS/SARS      COMPENSATION
-----------------------------------  --------  -----------  -------------  -------------------   ----------------  ----------------
                                                                                                         #
Jack W. Reich......................    1998      $324,887       $85,000             --                 227,850          $5,542
    President, Chief                   1997      $298,712       $70,000             --                   --             $6,532
    Executive Officer and
    Director

Christopher J. Reinhard............    1998      $231,259      $75,000             --                  240,150          $2,722
    Chief Operating                    1997      $213,713      $70,000             --                    --             $4,003
    Officer, Chief
    Financial Officer
    and Director

Robert L. Engler...................    1998      $104,079         --           $109,378(4)              26,850           --
    Vice President,                    1997      $100,000      $35,000         $140,000(4)                --             --
    Medical Director
    and Director

H. Kirk Hammond....................    1998      $166,935      $40,000             --                  149,100           --
    Vice President,                    1997      $145,936      $35,000             --                     --             --
    Research
    and Director

Kathleen E. Rooney.................    1998      $145,370      $30,000             --                   73,100           --
    Vice President,                    1997      $119,791      $25,000             --                     --             --
    Administration

--------------------------------------------------------------------------------

(1)   Includes amounts deferred pursuant to our 401(k) Plan.

(2)   Bonuses were paid in 1999 for performance in 1998.

(3) Except as noted, the aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer and has therefore been omitted.

(4) The amounts paid to Dr. Engler during 1997-1998 represented a special allowance in connection with his employment by us during his 18-month sabbatical leave from the San Diego Veterans' Affairs Healthcare System.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The table below contains information concerning the stock options granted to the named executive officers during the 1998 fiscal year. All grants were made under our 1998 stock incentive plan or under our 1995 stock incentive plan, subsequently incorporated into the 1998 stock incentive plan. Except for the limited stock appreciation rights summarized below, no stock appreciation rights were granted to the following named executive officers during such fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS

                                                                                                     Potential Realizable Value at
                              Number of      Percent of Total                                           Assumed Annual Rates of
                             Securities        Options/SARs                                           Stock Price Appreciation for
                             Underlying         Granted to                                                  Option Term (4)
                            Options/SARs       Employees in         Exercise or        Expiration
                               Granted        Fiscal Year (1)      Base Price (2)        Date (3)         5%               10%
------------------------------------------------------------------------------------------------------------------------------------
 Name                             #                   %              $/Share                              $                $
------------------------------------------------------------------------------------------------------------------------------------
 Jack W. Reich                 225,000               20.8%              $5.19             9/13/08        $734,038        $1,860,196
                                 2,850                0.3%              $5.41             4/16/03          $2,460            $7,154
------------------------------------------------------------------------------------------------------------------------------------
 Christopher J. Reinhard       157,500               14.5%              $5.19             9/13/08        $513,827        $1,302,137
                                82,650                7.6%              $4.92             4/16/08        $255,787          $648,216
------------------------------------------------------------------------------------------------------------------------------------
 Robert L. Engler               24,000                2.2%              $5.19             9/13/08         $78,297          $198,421
                                 2,850                0.3%              $4.92             4/16/08          $8,820           $22,352
------------------------------------------------------------------------------------------------------------------------------------
 H. Kirk Hammond               146,250               13.5%              $5.19             9/13/08        $477,125        $1,209,128
                                 2,850                0.3%              $4.92             4/16/08          $8,820           $22,352
------------------------------------------------------------------------------------------------------------------------------------
 Kathleen E. Rooney             56,000                5.2%              $5.19             9/13/08        $182,694          $462,982
                                17,100                1.6%              $4.92             4/16/08         $52,921          $134,113
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes 1998 stock option grants only. Represents all 1998 stock option grants minus those granted to consultants/non-employees, including those granted to Dr. H. Kirk Hammond.

(2) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure in which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The compensation committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the compensation committee.

(3) The options include a "limited stock appreciation right" pursuant to which those options may, upon the successful completion of a hostile tender offer for securities possessing more than 50% of the total combined voting power of our outstanding securities, be surrendered to us in return for a cash payment equal to the excess of (i) the then market price of the shares of common stock subject to the surrendered option or, if higher, the highest price paid per share of common stock in such tender offer over
      (ii) the exercise price payable for those shares. The options expiring on September 13, 2008, which were made under our 1998 stock incentive plan, become exercisable over 48 successive monthly installments upon Optionee's completion of each additional month of service as measured from September 14, 1998; with the exception of 25,000 option shares granted to Jack Reich, 16,250 option shares granted to H. Kirk Hammond, and 17,500 option shares granted to Christopher Reinhard, all of which were immediately exercisable.

      The options expiring prior to September 13, 2008, which were made under our predecessor stock incentive plan, are immediately exercisable but are subject to repurchase based on a 48-month vesting schedule beginning on April 17, 1998, upon Optionee's completion of each additional month of service over the 48-month period. In no event are options exercisable for any additional option shares after an Optionee's cessation of service, under either of our stock incentive plans. Options become exercisable on an accelerated basis upon a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities, unless the option is assumed by the surviving entity. In addition, the compensation committee of the Board of Directors may accelerate the vesting of the option in the event there is (i) a change in the composition of the Board of Directors over a period of two years or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or (ii) a change of ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a hostile tender offer.

(4) There can be no assurance provided to any of our executive officers or other holders of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the officers with an exercise price equal to the fair market value of the option shares on the grant date.


AGGREGATED OPTION\SAR EXERCISES AND FISCAL YEAR-END VALUES

      The following table provides information, with respect to the named executive officers, concerning options held by them at the end of the 1998 fiscal year, all of which options are unexercised. None of the named executive officers exercised any options or stock appreciation rights during the 1998 fiscal year, and except for the limited stock appreciation rights described above, no stock appreciation rights were held by the officers at the end of such year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                           Number of Unexercised                             Value of Unexercised
                                          Options/SARs at FY-End                           in-the-Money Options/SARs
                                                                                                 at FY-End (1)
                                  -------------------------------------------------------------------------------------------
           Name                     Exercisable             Unexercisable             Exercisable             Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
                                         #                        #                        $                        $
  Jack W. Reich                         40,350                   187,500                  $72,491                 $339,844
  Christopher J. Reinhard              108,900                   131,250                 $219,403                 $237,891
  Robert L. Engler                       4,350                    22,500                   $8,644                  $40,781
  H. Kirk Hammond                       27,225                   121,875                  $50,105                 $220,898
  Kathleen E. Rooney                    20,600                    52,500                  $41,894                  $95,156
-----------------------------------------------------------------------------------------------------------------------------

(1) Based upon the market price of $ 7.00 per share, determined on the basis of the closing selling price per share of common stock on the NASDAQ National Market on the last day of the 1998 fiscal year, less the option exercise price payable per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

      There are no formal employment agreements with any of our officers, all of whom are advisors or employees on an at-will basis.

      The stock plan administrative committee of the Board of Directors, as plan administrator of our 1998 stock incentive plan, has the authority to provide for accelerated vesting of any outstanding options held by our executive officers or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The compensation committee of our Board of Directors currently consists of Mr. Andrews and Mr. Robinson. Neither of these individuals was an employee of ours and, except for Mr. Andrews service as Secretary until November 1998, neither was an officer.

      None of our current executive officers has ever served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or compensation committee.

      The following report of the compensation committee and performance graph should not be considered to be part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act or the Securities Exchange Act will not include the report or graph reproduced below.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      It is the duty of the compensation committee, which currently consists of Mr. Andrews and Mr. Robinson, to review and determine the base salaries, annual incentives compensation and long-term incentives of our executive officers, including our Chief Executive Officer, and to establish the general compensation policies for such individuals. The stock plan administrative committee, which currently consists of Ms. Klein and Mr. Robinson, has the sole and exclusive authority to make discretionary option grants to our executive officers under our 1998 stock incentive plan.

      The compensation committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

      GENERAL COMPENSATION POLICY. The compensation and stock plan administrative committees' policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements:

         - base salary that is competitive with the market and reflects individual performance,

         - annual variable performance awards payable in cash and tied to our achievement of annual performance goals, and

         - long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders.

      As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary.

      FACTORS. Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. All compensation decisions will be designed to further the general compensation policy indicated above.

      BASE SALARY. In setting base salaries, the compensation committee reviewed published compensation survey data for 28 biotechnology companies. The base salary for each officer reflects the salary levels for comparable positions in the published surveys for such comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the compensation committee.

      Each executive officer's base salary is adjusted yearly on the basis of
      (i) the compensation committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries.

      ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer on the basis of our achievement of the corporate performance targets established at the start of the fiscal year and the achievement of other individual goals.

      LONG-TERM INCENTIVES. Generally, stock option grants are periodically made to each of our executive officers by the stock plan administrative committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes vested in a series of installments over a four-year period, contingent upon the officer's continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the stock plan administrative committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The stock plan administrative committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The stock plan administrative committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

      CEO COMPENSATION. In setting the total compensation payable to our Chief Executive Officer, Dr. Reich, for the 1998 fiscal year, the compensation committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to the achievement of corporate performance targets established at the start of the 1998 fiscal year.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer. The compensation committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal year 1999 will exceed that limit. Our 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Since it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The compensation committee will reconsider this decision if the individual cash compensation of any executive officer ever approaches the $1 million level.

      It is the opinion of the compensation committee and the stock plan administrative committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

COMPENSATION COMMITTEE                     STOCK PLAN ADMINISTRATIVE COMMITTEE

   Craig S. Andrews                                  Elise G. Klein
  David E. Robinson                                David E. Robinson

STOCK PERFORMANCE GRAPH

The graph depicted below shows a comparison of our cumulative total stockholder returns for our common stock, the Russell 2000 Index and the Standard & Poors' SmallCap Biotech Index, from the date of our initial public offering on July 2, 1998 through December 31, 1998. The graph assumes that $100 was invested on July 2, 1998, in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


                                    [GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against certain expenses, including attorneys' fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer. These agreements also require us to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

      In May 1996, we entered into a collaboration, license and royalty agreement with Schering AG, the parent corporation of Schering Berlin Venture Corporation which is a holder of more than 5% of our securities. The agreement established a strategic alliance related to the development and commercialization of gene therapy products to promote angiogenesis. Our 1998 revenues under this agreement were $5.4 million. We issued two secured promissory notes dated August 12, 1995 and October 12, 1995 in the aggregate amount of $500,000 to Schering Berlin Venture Corp. Both the notes were amended and restated on May 16, 1996. The amended notes bear interest at 1% below the prime rate; at March 31, 1999, the amended notes bore interest at 6.75%. Such notes are secured by our assets, with the exception of certain equipment purchased from February 15, 1998 through November 15, 1998 which is pledged on a first priority basis under our $1 million bank loan. Principal and interest on the notes are due and payable upon demand on or after June 30, 1999.

      Mr. Andrews, a Director, Secretary and one of our co-founders, is a partner in the law firm of Brobeck, Phleger & Harrison LLP, which has provided legal services to us in connection with corporate matters since our inception in April 1995.

      We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon the copies of Section 16(a) reports which we received from such persons and the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 1998, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals, with the following exceptions. Dr. Engler and Mr. Robinson each filed their Form 3 two days late. Dr. Friedman filed his Form 3 six days late. Dr. Hammond filed a timely initial Form 3, but was required to file an amended Form 3 with respect to one transaction at a later date.

                STOCKHOLDER PROPOSALS FOR OUR 2000 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at our 2000 annual meeting must be received no later than December 20, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws. In addition, the proxy solicited by the Board of Directors for the 2000 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than December 20, 1999.

                          ANNUAL REPORT TO STOCKHOLDERS

      A copy of our annual report for the 1998 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

      We filed an annual report on Form 10-K with the Securities and Exchange Commission on or about March 31, 1999. Stockholders may obtain a copy of this report, without charge, by writing to the Chief Financial Officer of the Company, at our principal executive offices located at 11622 El Camino Real, San Diego, CA 92130.



                                              THE BOARD OF DIRECTORS OF
                                              COLLATERAL THERAPEUTICS, INC.


DATED: APRIL 22, 1999

                          COLLATERAL THERAPEUTICS, INC.
                                      PROXY

                  Annual Meeting of Stockholders, May 27, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          COLLATERAL THERAPEUTICS, INC.


      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 27, 1999 and the Proxy Statement and appoints Jack W. Reich, Christopher J. Reinhard and Tyler M. Dylan, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Collateral Therapeutics, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The DoubleTree Hotel, 11915 El Camino Real, San Diego, California on Thursday, May 27, 1999 at 9:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

      1.   To elect the following directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;


                                          Nominees: Jack W. Reich
                                                    Christopher J. Reinhard     INSTRUCTIONS: To withhold authority to vote for
           FOR               WITHHOLD               Craig S. Andrews            any nominee, check the box "WITHHOLD AUTHORITY
                             AUTHORITY              Charles J. Aschauer         TO VOTE" and write that nominee's name on the
                             TO VOTE                Robert L. Engler            line below; to withhold authority to vote for
                                                    H. Kirk Hammond             ALL nominees, check the box "WITHHOLD AUTHORITY
                                                    Ronald I. Simon             TO VOTE" and write "ALL" on the line below.
           -------           ---------              Dale A. Stringfellow        -------------------------------------------------

      2.   FOR       AGAINST    ABSTAIN   To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.
           -------   -------    -------

      3.                                  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors recommends a vote FOR the directors listed above and a vote FOR the proposal(s) listed above. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL
BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER
PROPOSAL(S).



      Please print the name(s) appearing on each share
      certificate(s) over which you have voting authority:
                                                          --------------------------------------------------------------------------
                                                                      (Print name(s) on certificate)

      Please sign your name:                                                                     Date:
                            -----------------------------------------------------------               ------------------------------
                                     (Authorized Signature(s))